SCHEDULE 14A  INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Confidential, for Use of the Commission Only
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                      Raritan Bancorp Inc.
        (Name of Registrant as Specified In Its Charter)

      John J. Gorman, Luse Lehman Gorman Pomerenk & Schick
           (Name of Person(s) Filling Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-
    6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                    RARITAN BANCORP INC.
                   9 WEST SOMERSET STREET
                 RARITAN, NEW JERSEY 08869
                       (908) 725-0080


                                        March 28, 1997

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Raritan Bancorp Inc. (the "Company") to be held at the Raritan Valley Country Club, State Highway No. 28, Somerville, New Jersey on Wednesday, April 23, 1997 at 10:00 a.m., New Jersey time.

     As described in the enclosed Proxy Statement, matters scheduled to be presented for shareholder action at the Annual Meeting include the election of two directors, the approval of the 1997 Long-Term Incentive Stock Benefit Plan, and the ratification of the appointment of independent auditors for the year ending December 31, 1997. During this meeting, we will also report on the operations of The Raritan Savings Bank (the "Bank"), the wholly-owned subsidiary of the Company. Detailed information concerning the activities and operating performance of the Company and the Bank during the year ended December 31, 1996 is contained in our Annual Report, which is enclosed. Directors and officers of the Company, as well as representatives of our independent auditors, will be present to respond to any questions which shareholders may have.

     We hope you will be able to attend this meeting in person.
Whether or not you expect to attend, we urge you to sign, date and return the enclosed Proxy Card so that your shares will be represented.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your support and interest. I look forward to seeing you at the Annual Meeting.

                              Sincerely,


                              /s/ Arlyn D. Rus
                              -----------------------------------
                              Arlyn D. Rus
                              Chairman of the Board, President
                              and Chief Executive Officer

                    RARITAN BANCORP INC.
                   9 WEST SOMERSET STREET
                  RARITAN, NEW JERSEY 08869
                       (908) 725-0080

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                TO BE HELD ON APRIL 23, 1997


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Raritan Bancorp Inc. (the "Company") will be held at the Raritan Valley Country Club, State Highway No. 28, Somerville, New Jersey on Wednesday, April 23, 1997 at 10:00 a.m., New Jersey time, for the following purposes:

     1. The election of two directors for a term of three years each;

     2.   The approval of the Raritan Bancorp Inc. 1997 Long-Term
Incentive Stock Benefit Plan;

     3. The ratification of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December
31, 1997; and

     4. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Bylaws of the Company, the Board of Directors has fixed March 10, 1997 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of the Common Stock of the Company as of the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders entitled to vote at the Annual Meeting will be available at 9 West Somerset Street, Raritan, New Jersey, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

                    By Order of the Board of Directors


                    /s/ Lucille H. Daniel
                    ----------------------------------------
                    Lucille H. Daniel
                    Secretary

Raritan, New Jersey
March 28, 1997

     EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE
ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE
ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.

                    RARITAN BANCORP INC.
                   9 WEST SOMERSET STREET
                 RARITAN, NEW JERSEY 08869
                       (908) 725-0080

                         PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS
                         April 23, 1997


Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to shareholders of Raritan Bancorp Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Raritan Valley Country Club, State Highway No. 28, Somerville, New Jersey on Wednesday, April 23, 1997 at 10:00 a.m., New Jersey time, and any adjournments thereof. The 1996 Annual Report to Shareholders, including the consolidated financial statements of the Company for the year ended December 31, 1996, accompanies this Proxy Statement and Proxy Card, which are first being mailed to shareholders on or about March 28, 1997.

     Regardless of the number of shares of Common Stock owned, it is important that shareholders be represented by proxy or be present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed Proxy Card and returning it, signed and dated, in the enclosed postage-paid envelope. Shareholders are urged to indicate the way they wish to vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted FOR the election of each of the nominees for director named in this Proxy Statement, FOR the approval of the Raritan Bancorp Inc. 1997 Long-Term Incentive Stock Benefit Plan, and FOR the ratification of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1997.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgement on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. Proxies may also be solicited personally or by mail, telephone or telegraph by the Company's Directors, officers and regular employees, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so. The Company has retained Kissel-Blake, Inc., a proxy soliciting firm, to assist the Company in the solicitation of proxies for the Annual Meeting, for a fee of $4,500, plus out-of-pocket expenses.

Voting Securities

     The securities which may be voted at this Annual Meeting consist of shares of common stock of the Company, par value $.01 per share (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. The close of business on March 10, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The total number of shares of the Company's Common Stock outstanding on the Record Date (exclusive of Treasury shares) was 1,524,084 shares.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum at the time of this Annual Meeting, or to carry any matter as recommended by the Board, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     In accordance with the provisions of the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors
(i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

Voting Procedures and Method of Counting Votes

     As to the election of Directors, the proxy card being provided by the Board of Directors enables a shareholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the approval of the Raritan Bancorp Inc. 1997 Long-Term Incentive Stock Benefit Plan and the ratification of KPMG Peat Marwick LLP as independent auditors of the Company, by checking the appropriate box, a shareholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification or approval of either matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked "ABSTAIN."

     Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board, who will not be employed by, or a director of, the Company or any of its affiliates.

Security Ownership of Certain Beneficial Owners

     Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth information as of the Record Date, as to shares of Common Stock beneficially owned by each person who was the owner of more than five percent (5%) of the Company's outstanding shares of Common Stock as of March 10, 1997.


Amount and Nature
Name and Address              of Beneficial      Percent
of Beneficial Owner             Ownership       of Class
--------------------------------------------------------

Raritan Savings Bank Employee     150,452 (1)    9.9%
   Stock Ownership Plan
9 West Somerset Street
Raritan, New Jersey

Arlyn D. Rus                      143,876 (2)    8.9
c/o Raritan Bancorp Inc.
9 West Somerset Street
Raritan, New Jersey


Thomas F. Tansey                   80,252 (3)    5.1
c/o Raritan Bancorp Inc.
9 West Somerset Street
Raritan, New Jersey

--------------------
(1)  The ESOP Administrative Committee, consisting of outside directors of the Bank, administers the Bank's Employee Stock Ownership Plan (the "ESOP").  Under the
     terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees.
     Unallocated shares are voted by the ESOP Trustee as directed by the
     Administrative Committee.  The Administrative Committee shall vote the unallocated shares in a manner that reflects the directions received from employees as to allocated shares, unless their fiduciary duties require otherwise.  As of the Record Date, 117,360 shares of stock were allocated under the ESOP and 33,092 shares remained unallocated.
(2)  Includes options to purchase 86,250 shares of Common Stock which are exercisable within 60 days of the Record Date.  Also includes 12,000 shares granted under the 1997 Stock Benefit Plan subject to future vesting but as to which voting may currently be directed and 14,844 shares allocated to Mr. Rus' account under the
     ESOP.
(3)  Includes options to purchase 56,250 shares of Common Stock which are exercisable within 60 days of the Record Date.  Includes 10,225 shares allocated to Mr.
     Tansey's account under the ESOP.


       PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

           PROPOSAL 1 - ELECTION OF DIRECTORS

     In accordance with the Bylaws of the Company, the number of Directors is currently set at six. Each of the members of the Board of Directors of the Company also serves on the Board of Directors of The Raritan Savings Bank (the "Bank"), the Company's wholly-owned subsidiary. Directors are elected for staggered terms of three years each, with the term of office of only one class of Directors expiring in each year. Directors serve until their successors are elected and qualified.

     The nominees proposed by the Board for election at the Annual Meeting are William T. Kelleher, Jr. and Thomas F. Tansey. Each of these nominees is presently a Director of the Company. Set forth below is certain information concerning the nominees and the other members of the Board as of March 10, 1997. The Board believes that such nominees will stand for election and will serve if elected as Director. However, if any of the nominees proposed by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
       ELECTION OF THE NOMINEES WHOSE NAMES APPEAR BELOW.


                            NOMINEES

                                          Term to Expire      Amount and Nature of
Name, Principal Occupation and     Following The Year     Beneficial Ownership     Percent
Business Experience for Past 5 Years    Ending December 31,         of Stock (1)        of Class

William T. Kelleher, Jr., Age 45        1999            35,751(2)(3)            2.3%
 Mr. Kelleher, Jr. has served as a Director
 of the Bank since 1983 and of the Company
 since its formation in 1987.  He is a partner
 in the law  firm of Kelleher and Moore, and
 has been a municipal court judge in the
 Borough of Somerville (New  Jersey) since
 1983 and in the Township of Branchburg since
 1990.


Thomas F. Tansey, Age 52           1999            80,252(4)               5.1
Mr. Tansey has served as Executive Vice
President, Chief Operating Officer and
Treasurer of the Company since its formation
in 1987.  He has served as Executive Vice
President, Chief Operating Officer and
Treasurer of the Bank since May 1984.
He has served as a Director of the Bank
since January, 1986 and of the Company
since its formation in 1987.

                                CONTINUING DIRECTORS


William T. Anderson, M.D., Age 61       1998            27,046(2)(5)            1.8%
 Dr. Anderson has served as a Director
 of the Bank since 1981 and of  the Company
 since its formation in 1987.  He is a
 physician with a family practice at
 Anderson and Jobanputra, M.D.  He is also
 a director of Somerset Health Care Affiliates.

William W. Crouse, Age 54               1998            11,100(2)                .7
 Mr. Crouse has served as a Director of
 the Company and the Bank since April,
 1995.  He is Vice Chairman and General
 Partner of HealthCare Investment Corporation,
 and he has 25 years experience in the health
 care industry.

Peter S. Johnson, Age 54           1997            23,100(2)               1.5
 Mr.  Johnson has served as a Director of the
 Company and the Bank since August, 1996.
 He is a partner in the public accounting
 firm of Gillen & Johnson PA and is the former
 Chairman of the Board of Manville Savings Bank.

Arlyn D. Rus, Age 56               1997       143,876(6)              8.9
 Mr. Rus has served as Chairman, President
 and Chief Executive Officer of the Company
 since its formation in 1987.  He has served
 as Director, President and Chief Executive
 Officer of the Bank since 1971.  Mr. Rus
 currently serves as a member of the Board
 of Directors of the Savings and Community
 Bankers of New Jersey, and as Chairman
 of the Board of Directors of Somerset
 Health Care Corporation.


                                              NAMED EXECUTIVE OFFICER NOT A DIRECTOR

John J. Lukens, Age 49             --              12,836(7)                .8
 Mr. Lukens has served as Senior Vice
 President of the Company and Senior
 Vice President and Senior Lending Officer
 of the Bank since June, 1992.  Prior to
 June, 1992, he served as a Credit Officer
 at National Westminster Bank.

All directors and executive officers
as a group (12 persons)            --             652,449(8)              37.4%
-------------------------
(1)  Unless otherwise indicated, each person effectively exercises sole
     (or shared with spouse) voting and dispositive power as to the shares reported.
(2)  Includes 8,100 shares that may be acquired pursuant to the exercise of options granted under the Directors Option Plan.
(3)  Includes 2,726 shares owned of record by Mr. Kelleher as custodian for minor children.
(4)  Includes 1,500 shares owned of record by Mr. Tansey's wife, 56,250 shares that may be acquired pursuant to presently exercisable stock options, and 10,225 shares allocated to Mr. Tansey's account under the Bank's ESOP.
                                                         (footnotes continued on next page)


(5)  Includes 862 shares owned of record by Dr. Anderson's wife.
(6) Includes 2,184 shares owned of record by Mr. Rus' wife, 86,250 shares that may be acquired pursuant to presently exercisable stock options, 12,000 shares granted under the 1997 Stock Benefit Plan subject to future vesting but as to which voting may currently be directed, and 14,844 shares allocated to Mr. Rus' account under the Bank's ESOP.
(7) Includes 10,500 shares that may be acquired pursuant to presently exercisable stock options, and 1,886 shares allocated to Mr. Lukens' account under the Bank's ESOP.
(8) Includes 209,175 shares that may be acquired pursuant to presently exercisable stock options, 150,452 shares held by the ESOP, and 136,265 shares owned by Directors Emeritus.


Meetings of the Board of Directors and Committees of the Board

     The Board of Directors of the Company has established an audit committee and a nominating committee. The Bank maintains an audit committee, nominating committee, personnel committee and investment committee. The Chairman, President and Chief
Executive Officer serves as an ex officio member of all committees except the audit committee.

     The Board of Directors of the Company and the Bank met fifteen times during 1996. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he served during 1996.

     The audit committee consists of Messrs. Anderson, Crouse, Johnson and Kelleher, Jr., and meets no less frequently than on a quarterly basis. The audit committee reviews audit performance and evaluates policies and procedures relating to auditing functions and controls. The audit committee met four times in 1996.

     The nominating committee consists of Messrs. Anderson, Crouse, Johnson and Kelleher, Jr., and meets semi-annually to appoint officers and to nominate directors for election by the shareholders. While the committee will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders. Nominations by shareholders must comply with certain procedural and informational requirements set forth in the Company's Bylaws. See "Advance Notice of Business to be Conducted at an Annual Meeting."

     The Bank's personnel committee consists of Messrs. Anderson, Crouse, Johnson and Kelleher, Jr. The personnel committee reviews compensation, officer promotions, benefits and other matters of personnel policy and practice. The personnel committee met two times in 1996.

     The Bank's investment committee consists of Messrs. Crouse, Kelleher, Jr., Tansey and Ms. Daniel, and meets monthly. The investment committee is responsible for establishing investment policies for the Bank.

     In addition, the Bank has a trust committee, conflict of interest committee, mortgage and real estate committee, site and building committee and planning committee, which meet periodically.

Directors' Compensation

     Fees.   Directors of the Bank are paid an annual retainer
fee of $4,000, as well as a fee of $750 per board meeting attended and $200 per committee meeting attended. In addition, Directors are reimbursed for any amount of out-of-pocket expenses incurred in attending meetings. Directors do not receive fees from the Company for services on the Company's Board.

     Stock Option Plan for Outside Directors. Under the 1993 Stock Option Plan for Outside Directors, each Outside Director of the Company who was an Outside Director of the Company or the Bank at the time of adoption of the Plan, received a non-statutory option to purchase 7,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the time of the adoption of the plan. To the extent options for shares are available, each subsequent Outside Director will be granted, effective as of the date on which such subsequent Outside Director is qualified and first begins to serve as an Outside Director, a non-statutory stock option to purchase 7,500 shares of Common Stock, or such lesser number of shares as remain in the plan, at an exercise price equal to the then fair market value of the Common Stock.
An aggregate of 45,000 shares of Common Stock are reserved for issuance pursuant to the exercise of options granted under the 1993 Stock Option Plan for Outside Directors. Options as to 37,500 shares of Common Stock reserved for issuance under this plan have been granted as of the date of this Proxy Statement. Each option may be exercised in whole or in part for a period of ten years from the date of grant or one year following the date the Outside Director ceases to be a Director. The exercise price of a Director's option may be paid in cash or stock. The Board has adopted the 1997 Stock Benefit Plan, pursuant to which options to purchase 600 shares of Common Stock have been granted to each Outside Director. The 1997 Stock Benefit Plan is being submitted for shareholder approval at the Annual Meeting. See "Proposal II - Approval of the 1997 Long-Term Incentive Stock Benefit Plan."

Executive Compensation

     Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank, for services rendered during the years ended December 31, 1996, 1995 and 1994 to the Chief Executive Officer, and other executive officers of the Bank who received an amount in salary and bonus in excess of $100,000 in the year ended December 31, 1996 (the "Named Executive Officers").



                                          Annual Compensation                Long-Term Compensation

                                                                                 Awards          Payouts

                                                        Other Annual   Restricted    Options/              All Other
     Name and          Year Ended                       Compensation      Stock        SARS       LTIP    Compensation
Principal Position     December 31   Salary(1)    Bonus      (2)          Awards      (#)(4)     Payouts       (5)

Arlyn D. Rus               1996      $198,750     $43,500    $--       $276,000(3)      11,000     $--       $33,341
 Chairman,                 1995       190,500      33,750     --             --             --      --        32,325
 President and Chief       1994       184,500      36,000     --             --             --      --        53,325
 Executive Officer

Thomas F. Tansey           1996      $136,250     $26,000    $--             --          4,000     $--       $29,381
 Executive Vice            1995       130,500      20,250     --             --             --      --        26,881
 President, Chief          1994       123,000      21,000     --             --             --      --        34,995
 Operating Officer
 and Treasurer

John J. Lukens
 Senior Vice President     1996      $ 99,000     $16,706     --             --          2,000     $--       $17,239
                           1995        95,000      13,360     --             --             --      --        13.100
                           1994        90,000      10,632     --             --             --      --        15,663

(1) Salary amounts for Messrs. Rus and Tansey include directors fees in the amounts of $11,250, $10,500 and $10,500 for the years 1996, 1995, and 1994, respectively.
(2) Perquisites did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus for any of the years.
     Personal benefits include an automobile provided by the Bank to Messrs. Rus and Tansey, and club membership for Mr. Rus.
(3) Relates to an award as to 12,000 shares of Common Stock granted pursuant to the 1997 Stock Benefit Plan in December, 1996, subject to shareholder approval of the plan. The market value per share of the Common Stock was $23.00 on the date of grant. Such award vests in six equal installments, although voting may currently be directed, and will be 100% vested upon termination of employment due to death, disability or normal retirement or following a change in control. Pending distribution or forfeiture, the recipient will also receive dividends declared with respect to the shares.
(4)  Relates to options granted pursuant to the 1997 Stock
     Benefit Plan, subject to shareholder approval of the plan, which options become exercisable in three equal installments commencing one year from the date of grant, and are fully exercisable following a change in control. The first installment of options becomes exercisable on December 19, 1997.
(5)  Reflects the Bank's matching contributions to the Employee's
     Deferred Compensation 401(k) Plan with respect to Mr. Rus in the amounts of $4,750, $4,620 and $4,620, with respect to Mr. Tansey in the amounts of $4,750, $4,620 and $3,375, and with respect to Mr. Lukens in the amounts of $2,970, $2,832, and $2,233 for the years 1996, 1995 and 1994, respectively.
     Also includes the market value of shares at December 31 of each year which have been allocated to the employee's account pursuant to the Employee Stock Ownership Plan during such fiscal year; for Mr. Rus in the amounts of $28,591, $27,705 and $48,705, for Mr. Tansey in the amounts of $24,631, $22,261 and $31,620, and for Mr. Lukens in the
     amounts of $14,269, $10,367 and $13,430 for the years 1996,
     1995 and 1994, respectively.


Report of the Compensation Committee on Executive Compensation

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. The Chief Executive Officer and other executive officers do not receive compensation from the Company. Consequently, in fulfillment of this requirement, the Compensation Committee of the Bank's Board of Directors has prepared the following report for inclusion in this proxy statement.

     The Compensation Committee annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. In addition, the Compensation Committee determines the budget for salaries for other officers, and reviews the report of the Chief Executive Officer regarding the allocation of compensation of such other officers. In determining whether the base salary of the Chief Executive Officer, Executive Vice President and Senior Vice President should be increased, the budget for other officers and whether to approve the Chief Executive Officer's allocation of such amounts, the Compensation Committee takes into account individual performance, performance of the Company, the size of the Company and the complexity of its operations. In evaluating changes to compensation, the Compensation Committee uses a peer comparison developed by KPMG Peat Marwick for purposes of determining the competitive market for compensation paid to top executives of thrifts with total assets in the range of the Company's total asset size and performance results comparable to those of the Company.

     While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer, Executive Vice President and Senior Vice President; and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and income level, and return on average shareholder's equity as factors in setting the compensation of the Chief Executive Officer, Executive Vice President and Senior Vice President. Other non-quantitative factors considered by the Compensation Committee in fiscal 1996 included general management oversight of the Bank, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Compensation Committee considered the standing of the Bank with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer, Executive Vice President and Senior Vice President. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Compensation Committee approved an increase in the base salary of the Chief Executive Officer, Executive Vice President and Senior Vice President. In addition, the Compensation Committee approved salary increases totaling $64,250 for the Bank's 25 officers, bringing fiscal 1997 total base compensation for all officers to $1,470,450. Also, stock options as to 17,000 shares of Common Stock were granted to the Named Executive Officers, including 11,000 stock options to the Chief Executive Officer, and 12,000 shares of restricted stock were granted to the Chief Executive Officer, in December 1996 pursuant to the 1997 Stock Benefit Plan, which plan is being submitted to shareholders for their approval at the Annual Meeting.

     This report has been provided by the Compensation Committee consisting of outside Directors: William T. Kelleher, Jr.,
William T. Anderson, M.D., William W. Crouse and Peter S.
Johnson.

     Stock Performance Graph. The following graph compares the cumulative total return including dividends on (a) the Company's Common Stock for the five year period ended December 31, 1996,
(b) stocks including in the Nasdaq Total Return Index for the five year period ended December 31, 1996, and (c) stocks included in the SNL Thrift Index for the five year period ended December 31, 1996.



                     Raritan Bancorp Inc.
                   Total Return Performance

                                  12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96

Raritan Bancorp, Inc.             100.00    171.31     278.58    330.62    428.71     476.72
Nasdaq Total Return Index         100.00    116.38     133.59    130.59    130.59     227.16
SNL All Thrift Index              100.00    140.80     176.71    174.63    174.63     271.63


     Employment Agreements. The Company and the Bank entered into amended employment agreements with Arlyn D. Rus, Chairman, President and Chief Executive Officer, and Thomas F. Tansey, Executive Vice President, Chief Operating Officer and Treasurer, in January 1990. The employment agreements each provided for a five-year term. Commencing on the third anniversary date of each agreement and continuing each anniversary date thereafter, unless prior notice of non-renewal is given, each agreement automatically extends for an additional year so that the remaining term shall be three years. The current base salary under the agreements, which may be increased at the discretion of the Board of Directors, is $195,950 for Mr. Rus and $130,650 for Mr. Tansey. In addition to the base salary, each agreement provides, among other things, for participation in stock option plans and other fringe benefits applicable to executive personnel.

     Each agreement provides for termination by the Company and the Bank for "cause," as defined in the agreements, at any time. In the event the Company and the Bank choose to terminate the executive's employment for reasons other than for cause, or in the event of their resignation from the Company and Bank upon failure to re-elect them to their current offices or because of a material lessening of their functions, duties or responsibilities, or in the event of a liquidation, dissolution, consolidation, or merger in which the Company or Bank is not the resulting institution, or upon breach of the agreement by the Company or the Bank, the officer or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment equal to the greater of (i) thirty-six times his highest monthly rate of compensation or (ii) the payments owed for the remaining term of the agreement. If termination of employment follows a change in control of the Company, as defined in the agreements, each officer would be entitled to a (i) severance payment equal to thirty-six times the highest monthly compensation paid to him under the contract plus a "special retirement benefit." The special retirement benefit would be an additional payment in an amount intended to compensate the officer for reduced retirement benefits under the Bank's pension plan in the event of his termination following a change of control. The change of control severance payment to Mr. Rus and Mr. Tansey, based on the annual compensation and special retirement benefit, would be $810,744 and $772,103 respectively. The Bank and the Company have agreed to indemnify the officers for the amount of any excise tax imposed on such payments under Section 280G of the Internal Revenue Code of 1986. The agreements also permit Mr. Rus and Mr. Tansey to terminate their employment voluntarily and receive a severance payment equal to the highest annual rate of compensation paid to the officer under such agreement for a one-year period or until he obtains other employment, if earlier.

     Special Termination Agreement.   The Company has entered
into a thirty-six month special termination agreement with John
J. Lukens, Senior Vice President. The agreement renews for an additional month at the end of each month so that the term of the agreement continues to be thirty-six months unless prior written notice of non-extension is given. The agreement provides that at any time following a change in control of the Company as defined therein, should the Company or the Bank terminate the executive's employment with the Company or the Bank, for any reason other than "cause," or if the executive terminates his employment following a demotion, loss of title, office, significant authority, a reduction in annual compensation, or relocation of his principal place of employment, he would be entitled to receive a payment in an amount equal to the product of (a) the monthly rate of base annual salary paid to him by the Company and the Bank immediately prior to his termination, times (b) the number of months remaining under the agreement. Upon termination for cause, no payments or benefits are due to the executive; however, if termination of employment following a change in control is purported to be for cause, which is disputed, the Company shall continue to provide the executive with salary and other benefits and the dispute shall be settled by arbitration. If cause is determined in arbitration to have existed, the executive shall return cash payments made to him.

     The executive would also be entitled to the continuation of life, health and disability insurance coverage maintained by the Bank at the time of such termination for the earlier of the expiration of the number of months remaining under the agreement or his employment by another employer. If a change in control were to occur, and assuming it occurred on December 31, 1996 followed by the termination of Mr. Lukens' employment, the aggregate cash amount payable to him under the special termination agreement as severance payments in addition to other non-cash benefits provided for under the agreement would have been approximately $297,000.

     Retirement Plan. The Bank maintains and funds a tax-qualified, non-contributory defined benefit pension plan for its employees, which is administered by the Retirement System Group Inc. All full-time employees aged twenty-one (21) or older who have completed at least one year of service participate in the plan. The plan provides an annual benefit payable at age 65 equal to two percent of the employee's "average annual salary" (the average of the highest three years base salary) multiplied by credited service, up to a maximum of thirty (30) years, and reduced by a portion of the employee's primary Social Security benefit. The maximum annual benefit is 60% of the average annual salary, reduced by a portion of the employee's primary social security benefit.

     The table below presents annual benefits under the retirement plan assuming retirement during 1996, at various levels of compensation and years of credited service. At December 31, 1996, Messrs. Rus, Tansey and Lukens had 34, 12, and 4 years of credited service, respectively, under this retirement plan.


                         Amount of Annual Retirement Benefit
                         With Credited Service (in Years) of:

Annual Compensation         15        20         25         30

      $ 80,000           $20,021   $26,695   $ 33,369   $ 40,0442
       100,000            26,021    34,695     43,369     52,042
       120,000            32,021    42,695     53,369     64,042
       140,000            38,021    50,695     63,369     76,042
       160,000            44,021    58,695     73,369     88,042
       180,000            50,021    66,695     83,369    100,042
       200,000            56,021    74,695     93,369    112,042
       220,000            62,021    82,695    103,369    120,000



     Compensation covered by the retirement plan is salary (before reducing such compensation pursuant to a deferral election of the employee under any plan of the Bank established in accordance with the provisions of Section 401(k) or Section 125 of the Internal Revenue Code of 1986) received from the Bank, excluding bonuses, overtime, commissions, director's fees or other forms of special compensation. Under the Code, the maximum annual compensation which may be taken into account for calculating contributions under qualified defined benefit plans is $150,000, and the maximum annual benefit payable under the retirement plan is $120,000 (in each case as adjusted from time to time by the Internal Revenue Service).

     Supplemental Executive Retirement Plans. The Bank maintains a non-qualified supplemental executive retirement plan ("SERP I") for certain executives of the Bank to compensate those executive participants in the Bank's tax-qualified benefit plans whose benefits are limited by Section 415 or Section 401(a)(17) of the Internal Revenue Code (the "Code"). As of December 31, 1996, Messrs. Rus and Tansey were participating in the SERP I. The SERP I provides participants with retirement benefits generally equal to the difference between the annual benefit the participant would have received under the Retirement Plan if such benefits were computed without giving effect to the limitations on benefits imposed by application of Section 401(a)(17) and
Section 415 of the Code and the amounts actually payable to the Participant under the terms of the Retirement Plan. In addition, the Participant is entitled to an ESOP benefit in a dollar amount equal to the difference between the fair market value of the number of shares of common stock of the Bank that would have been allocated to the account of the Participant had the limitations of Section 401(a)(17) and 415 of the Code not been applicable and the fair market value of the number of shares of common stock actually allocated to the account of the Participant. SERP I also provides the Participant with any matching contribution that he is unable to receive under the Bank's 401(k) Plan as a result of certain limitations of the Code. Benefits are payable in the same form as benefits in the Retirement Plan, ESOP and the 401(k) Plan.

     The SERP I is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP I are payable from the general assets of the Bank; however, the Bank has set up a trust to ensure that sufficient assets will be available to pay the benefits under the SERP I. The Bank's pension cost attributable to the SERP I was $46,562 for the year ended December 31, 1996.

     The Bank also maintains a non-qualified supplemental executive retirement plan ("SERP II") for certain executives of the Bank to provide participants and their beneficiaries with certain pension benefits not obtainable under the Bank's Retirement Plan and certain welfare benefits not obtainable under the Bank's Post-Retirement Welfare Benefit Plan. SERP II credits the participant with five additional years of service under the Bank's Retirement and Welfare Benefit Plan for purposes of determining benefits under the Retirement and Welfare Benefit Plan formula. The additional benefits provided by the additional years of service are funded through SERP II. Currently, Mr. Tansey is the only participant in SERP II.

     The SERP II is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP II are payable from the general assets of the Bank; however, the Bank has set up a trust to ensure that sufficient assets will be available to pay the benefits under the SERP II. The Bank's pension cost attributable to the SERP II was $12,000 for the year ended December 31, 1996.

     Incentive Stock Option Plans. The Board of Directors of the Company has established stock option plans which provide discretionary awards to its officers and key employees. The grant of awards to employees under the option plans is determined by a committee of the Board of Directors consisting of "Non-Employee" directors (the "Option Plan Committee"). The 1997 Stock Benefit Plan is being submitted for shareholder approval at the Annual Meeting. See "Proposal II - Approval of the 1997 Long-Term Incentive Stock Benefit Plan."

     Set forth below is information relating to options granted under the Stock Option Plans to the Named Executive Officers during 1996.


                                                                                  Potential Realizable
                                                                                    Value at Assumed
                                                                                 Annual Rates of Stock
                                                                                 Price Appreciation for
                             Individual Grants                                         Option Term

                                        Percent of Total
                                        Options Granted
                                        to Employees in   Exercise or  Expiration
Name                  Options Granted        FY 1996       Base Price     Date       5%        10%

Arlyn D. Rus              11,000(1)            43.5%         $23.00     12/19/06   $159,060   $403,260
Thomas F. Tansey           4,000(1)            15.8%         $23.00     12/19/06   $ 57,840   $146,640
John J. Lukens             2,000(1)             7.9%         $23.00     12/19/06   $ 28,920   $ 73,320


-----------------------
(1)  These options become exercisable in three equal installments commencing December 19, 1997.


     Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 1996.
No options were exercised by a Named Executive Officer during 1996.


                                                   Number of Unexercised        Value of Unexercised In-
                                                         Options at               The-Money Options at
                                                       Fiscal Year-End             Fiscal Year-End(1)

                  Shares Acquired     Value
Name               Upon Exercise     Realized     Exercisable/Unexercisable(#)  Exercisable/Unexercisable($)

Arlyn D. Rus             --           $ --               86,250/11,000              $1,233,653/$2,750
Thomas F. Tansey         --             --               56,250/4,000                 $800,798/$1,000
John J. Lukens           --             --               10,500/2,000                 $146,160/$500



(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 1996, at which date the last sale price of the Common Stock as quoted on the Nasdaq National Market was $23.25.

Transactions With Certain Related Persons

     The Bank offers residential mortgage loans and consumer loans to its employees in the ordinary course of business and at a preferred rate, which is 1/2% below the rate otherwise charged. The Bank requires that an eligible employee have been with the Bank for a minimum of one year. If the employee no longer works for the Bank, the rate charged is increased to the market rate in effect at the inception of the loan. The Bank also charges eligible employees 1/2% percentage point less than the origination fee normally charged to its customers on loans.
Prior to November 1996, the Bank was not permitted under federal banking laws to make loans on preferential terms to executive officers or directors. The terms set above will be made available to executive officers and directors beginning in 1997. All loans made by the Bank to its employees, executive officers and Directors and their immediate family members and related interests, have been, and will be, made in the ordinary course of business, and except as set forth above, on substantially the same terms as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

     The Bank has utilized the services of the Kelleher & Moore
law firm to provide general legal services during 1996.   William
T. Kelleher, Jr., a Director, is a member of that law firm. During 1996, the Bank paid $96,400 in fees to Kelleher & Moore, and the Bank has and will continue to utilize the services of other law firms.

       PROPOSAL 2 - APPROVAL OF THE RARITAN BANCORP INC.
                1997 LONG-TERM INCENTIVE STOCK
                         BENEFIT PLAN

     The Board of Directors of the Company has adopted the 1997 Long-Term Incentive Stock Benefit Plan (the "1997 Stock Benefit Plan"). The Board of Directors adopted this plan in order to provide the Company the flexibility and advantages needed to attract, retain and motivate key employees and directors. The purpose of the 1997 Stock Benefit Plan is to advance the interests of the Company and to increase shareholder value by providing officers, employees and directors of the Company with a proprietary interest in the growth and performance of the Company and with incentives for continued service to the Company. The following is a summary of the material features of the 1997 Stock Benefit Plan, which is qualified in its entirety by reference to the provisions of the Plan attached hereto as Exhibit A.

General

     The 1997 Stock Benefit Plan became effective on December 19, 1996, subject to the approval by shareholders of the Company at the Annual Meeting, and will remain in effect for a period of ten years. The 1997 Stock Benefit Plan authorizes the issuance of up to 168,000 shares of Common Stock of the Company issuance pursuant to the grants of stock options, stock appreciation rights, or stock awards.

     The 1997 Stock Benefit Plan will be administered by a committee (the "Committee") appointed by the Board of Directors, or by the Board of Directors itself (references to the Committee shall include the Board to the extent it administers the Plan). The Committee will be comprised of two or more "Non-employee Directors" of the Board of Directors, as such term is defined in Rule 16b-3 of the Exchange Act. Presently, the Committee is comprised of Messrs. Anderson, Crouse and Johnson. The Committee has full and exclusive power within the limitations set forth in the 1997 Stock Benefit Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Plan's purposes; and interpreting and otherwise construing the 1997 Stock Benefit Plan. The 1997 Stock Benefit Plan may be amended by the Board or the Committee, without the approval of shareholders, but no such amendments may adversely affect any outstanding awards under the 1997 Stock Benefit Plan without the consent of the holders thereof.

Eligibility

     Any employee or director of the Company or of any of its subsidiaries shall be eligible to receive an award under the 1997
Stock Benefit Plan.

Types of Awards

     The Committee shall determine the type or types of awards to be made to each participant under the Plan and shall approve the terms and conditions governing these awards. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. The 1997 Stock Benefit Plan provides flexibility in structuring long-term incentive agreements for various groups and levels of executives, directors and other participants. The flexibility will permit the Company to grant one form of award or combination of awards to certain participants while using another award type or mix for others. Awards may include, but are not limited to, the following:

     Stock Options. Stock options will constitute rights entitling their holders to purchase shares of the Company's Common Stock during a specified period. The purchase price of each option may not be less than 100% of fair market value on the date of grant. Fair market value for purposes of the 1997 Stock Benefit Plan means the reported closing price of the Common Stock on the day of grant or if the Common Stock is not traded on such date, on the next preceding day on which the Common Stock was traded.

     Any stock option granted in the form of any incentive stock option will be intended to comply with the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended. Only options granted to employees qualify for incentive stock option treatment. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of the exercise in cash or such other method as provided by the Committee. Such payment may include tendering shares of Common Stock or surrendering of a stock award, or a combination of methods. Accelerated ownership stock option rights may be granted simultaneously with, or subsequent to, the grant of any option. If an option grant contains an accelerated ownership stock option right, and if a participant pays all or part of the exercise price of the option with previously owned shares of Common Stock, then upon exercise of the option the participant will be granted an accelerated ownership stock option to purchase at the fair market value as of the date of grant of the accelerated ownership stock option, a number of shares of Common Stock equal to the number of whole shares used by the participant to pay for the exercise of the initial option and the number of whole shares, if any, withheld by the Company in payment for withholding tax in connection with the exercise of the initial option. Accordingly, the accelerated ownership stock option rights do not increase the total number of shares owned by a participant, or the aggregate shares outstanding, but permit the participant to use previously owned shares of Common Stock to exercise stock options without decreasing his or her proprietary interest in the Company. An accelerated ownership option may not be exercised prior to the expiration of six months from the date of the grant of the accelerated ownership option.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") entitle their recipients to receive payments in cash, shares of Common Stock, or a combination thereof, as determined by the Committee. Any such payments shall represent the appreciation in market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation will be measured by the excess of the fair market value on the date of exercise over the fair market value of the Company's Common Stock on the date of grant of the SAR or the grant of an award which the SAR replaced.

     Stock Awards. Stock awards may constitute actual shares of Common Stock or may be denominated in stock units which entitle the recipient to receive future payments in either shares, cash, or a combination thereof. Stock awards may be subject to conditions established by the Committee and set forth in the award agreement, and which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of performance. Stock awards may be subject to restrictions and contingencies regarding vesting and eventual payment as the Committee may determine.

     Any awards made under the 1997 Stock Benefit Plan may be subject to vesting and other contingencies as determined by the Committee. Awards will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award.

     The Committee may provide that awards under the 1997 Stock Benefit Plan earn dividend equivalents, to be paid currently or at a later date or dates, subject to such conditions as the Committee may establish. Award payments may also be deferred as determined by the Committee. Such deferral settlements may include the crediting of dividend equivalents if denominated in stock awards, or interest if denominated in cash. Shares of Common Stock underlying stock awards may be voted by the participant prior to vesting.

     Generally, all awards, except nonincentive stock options, granted under the 1997 Stock Benefit Plan shall be nontransferable except by will or in accordance with the laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards can be exercised only by him or her. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 1997 Stock Benefit Plan upon the participant's death.

Change in Control

     Upon the occurrence of an event constituting a change in control of the Company, all awards outstanding will become immediately vested, and stock awards will be distributed.

     A change in control is defined, generally, to mean (i) a change in control of the nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, or as defined under the Change in Bank Control Act and the Rules and Regulations thereunder ; (ii) the acquisition of 25% or more of the Common Stock; (iii) a tender offer, a merger, sale of assets, or change of a majority of the current Board of Directors (generally disregarding any change approved by such Board); or
(iv) a solicitation of proxies by someone other than the management of the Company, seeking shareholder approval of a business combination.

Tax Consequences

     The following are the federal tax consequences generally arising with respect to awards granted under the 1997 Stock Benefit Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option.

Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under the incentive stock option before the applicable incentive stock option holding periods have been satisfied.

     With respect to other awards granted under the 1997 Stock Benefit Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability or subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount.

Additional Information

     Options have been granted under the 1997 Stock Benefit Plan to the following employees and outside directors in the amounts set forth in the table below. As of March 17, 1997, the last sale price of the Common Stock, as reported on the Nasdaq National Market, was $25.50. All options have been granted at an exercise price of $23.00 per share, which was the fair market value of a share of Common Stock on the date of grant (December 19, 1996).


                                                   Number of Shares
Name and                                         to be Received upon
Principal Position                              Exercise of Options (1)

Arlyn D. Rus                                             11,000
  President and Chief Executive
  Officer and Director

Thomas F. Tansey                                          4,000
  Executive Vice President and Chief
  Operating Officer

John J. Lukens                                            2,000
  Senior Vice President

William T. Anderson                                         600
  Director

William W. Crouse                                           600
  Director

Peter S. Johnson                                            600
  Director

William T. Kelleher, Jr.                                    600
  Director

All executive officers as a                              18,700
  group (five persons)

All nonemployee directors
  as a group (four persons) (2)                           2,400

                         (continued on next page)


All employees, excluding
  executive officers, as a group                          6,600

-------------------------
(1)  The value of the stock options is not determinable because the exercise price was equal to the fair market value of the
     Company's Common Stock at the time of the award.  For an
     estimate of the value of the stock options granted to the
     Named Executive Officers assuming certain  rates of stock
     price appreciation over the option term, see "Executive
     Compensation - Option Grants in Last Fiscal Year."
(2)  All options granted to nonemployee directors will be
     nonstatutory stock options.


     Awards of restricted stock have been granted under the 1997
Stock Benefit Plan to the following person as indicated in the table below.


     Name and                    Number of Shares
Principal Position                 Subject to Award         Dollar Value (1)

Arlyn D. Rus
 President and Chief Executive          12,000                  $276,000
 Officer and Director

All executive officers as a             12,000                  $276,000
  group (five persons)

All nonemployee directors                 --                        --
  as a group (four persons)

All employees, excluding
  executive officers, as a group          --                        --
------------------
(1)  Based on the market value of the Common Stock on the date of grant.

     As of March 17, 1997, the last sale price of the Common Stock, as reported on the Nasdaq National Market, was $25.50. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for approval of the 1997 Stock Benefit Plan. The purpose of obtaining shareholder approval of the 1997 Stock Benefit Plan is to qualify the Plan for the granting of incentive stock options and to satisfy the requirement for the listing of the Company's Common Stock on the NASDAQ National Market.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF
THE RARITAN BANCORP INC. 1997 LONG-TERM INCENTIVE STOCK BENEFIT
PLAN.

         PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT
                   OF INDEPENDENT AUDITORS

     The Company's independent auditors for the year ended December 31, 1996 were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Company for the year ending December 31, 1997, subject to ratification of such appointment by the shareholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT
AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31,
1997.

        SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     To be considered for inclusion in the Company's proxy statement in connection with the annual meeting of shareholders to be held following the year ending December 31, 1997, a shareholder proposal must be received by the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, no later than November 28, 1997. Any shareholder proposal submitted to the Company will be subject to SEC Rule 14a-8 under the Securities Exchange Act of 1934.

          ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                    AT AN ANNUAL MEETING

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the shareholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting, provided, however, that in the event that less than one hundred
(100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the shareholder's name, record address, and number of shares owned by the shareholder, and describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. The date on which the 1998 Annual Meeting of Shareholders is expected to held is April 22, 1998. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the 1998 Annual Meeting must be given to the Company by January 22, 1998.

                         By Order of the Board of Directors


                         /s/ Lucille H. Daniel
                         -----------------------------------
                         Lucille H. Daniel
                         Secretary

Raritan, New Jersey
March 28, 1997

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE
REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                  EXHIBIT A



                      RARITAN BANCORP INC.
           1997 LONG-TERM INCENTIVE STOCK BENEFIT PLAN

     1. PURPOSE. The purpose of the Raritan Bancorp Inc. 1997 Long-Term Incentive Stock Benefit Plan (the "Plan") is to advance the interest of Raritan Bancorp Inc. (the "Company") and to increase shareholder value by providing outside directors and key employees of the Company and its affiliates, including The Raritan Savings Bank (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the growth and performance of the Company and to encourage their continued service with the Company and its affiliates. A purpose of the Plan is also to attract people of experience and ability to the Company and its affiliates.

     2. TERM. The Plan shall be effective as of December 19, 1996 (the date of board of directors approval) (the "Effective Date") and shall remain in effect until December 19, 2006 (ten years from such date) unless sooner terminated by the Company's Board of Directors (the "Board"). The effectiveness of the Plan is contingent upon stockholder approval, and any awards granted prior to such stockholder approval shall be null and void if such approval is not obtained, and any such award may not be exercised or vested prior to the receipt of stockholder approval. After termination of the Plan, no future awards may be granted but previously made awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

     3. PLAN ADMINISTRATION. A committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of either (i) at least two "Non-Employee Directors" of the Company, or (ii) the entire Board of the Company. A "Non-Employee Director" means, for purposes of the Plan, a director who (a) is not employed by the Company or an affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to
Item 404(b) of Regulation S-K. Actions and decisions of the Committee shall be approved by a majority of the members of the Committee. The Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or accelerated, canceled, extended, forfeited or suspended; (iv) adoption of modifications, amendments, procedures, subplans and the like as are necessary; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company.

     4. ELIGIBILITY. Any employee of the Company shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, Stock Awards, Dividends, and Dividend Equivalents under the Plan. Outside directors shall be eligible to receive Non-Statutory Stock Options, Stock Awards, Dividends, and Dividend Equivalents under the Plan, provided that the term "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee. An "outside director" means a director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

     5. SHARES OF STOCK SUBJECT TO THE PLAN. There shall be 168,000 shares of Common Stock in the aggregate reserved for issuance under the Plan, which shares shall be available for issuance (subject to adjustment as provided in Section 6) pursuant to the exercise of stock options and stock awards, granted under Sections 7(a) and (c) of the Plan. The maximum number of shares that may be subject to all awards granted to any one employee of the Company is 100,000.

     In instances where a stock appreciation right ("SAR") or other award is settled in cash or any form other than shares, then the shares covered by these settlements shall not be deemed issued and shall remain available for issuance under the Plan. Further, the payment in shares of dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan. In addition, any shares that are used for the full or partial payment of the exercise price of any option in connection with an Accelerated Ownership Option Right will be available for future grants under the Plan.

     Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.


     6.   ADJUSTMENTS AND REORGANIZATIONS.

     (a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options and Stock Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate Stock Option purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the Stock Option purchase price per share.

     (b)  Reorganization in Which the Company Is the Surviving
Entity and in Which No Change of Control Occurs.   Subject to
Section 23 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one ore more other entities, any Stock Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to such Stock Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Stock Option purchase price per share so that the aggregate Stock Option purchase price thereafter shall be the same as the aggregate Stock Option purchase price of the shares remaining subject to the Stock Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Stock Award Grant, any restrictions applicable to such Stock Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

Adjustments under this Section 6 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The granting of awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

     7. AWARDS. The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing these awards in accordance with Section 12. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity.

     (a) Stock Option - is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each option shall be the Fair Market Value of a share on the date such other award was granted.
 However, if a key employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates (or under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code") is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. A stock option may be exercised in whole or in installments, which may be cumulative.
A stock option may be in the form of an Incentive Stock Option which complies with Section 422 of the Code, as amended, and the regulations thereunder at the time of grant, or a Non-Statutory Stock Option. A Non-Statutory Stock Option means an option granted by the Committee to (i) an outside director or (ii) to any other participant, and such option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise, in either cash or such other methods as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either actually or by attestation) Common Stock at Fair Market Value, surrendering a stock award valued at Fair Market Value on the date of surrender, or any combination thereof.

     (b) Stock Appreciation Right - is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date of grant of the SAR as set forth in the applicable award agreement, except that, in the case of an SAR granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted.

     (c) Stock Award - is an award made in stock or denominated in units of stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

     8. DIVIDENDS AND DIVIDEND EQUIVALENTS. The Committee may provide that stock awards earn dividends or dividend equivalents. Such dividend equivalents may be paid currently or may be credited to an account established by the Committee under the plan in the name of the participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited in such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

     9.   DEFERRALS AND SETTLEMENTS.   Payment of awards may be
in the form of cash, stock, other awards, or in combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. The Committee may also require or permit participants to elect or defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

     10. FAIR MARKET VALUE. Fair Market Value for all purposes under the Plan shall mean the reported closing price of Common Stock as reported by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") (as published in The Wall Street Journal) on such date or if the Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded thereon. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

     11. TRANSFERABILITY AND EXERCISABILITY. All awards other than Non-Statutory Stock Options under the Plan will be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Committee. In the event that a participant terminates employment with Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the representative participant with respect to any outstanding awards.

     If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the Participant. However, in the case of participants covered by Section 16 of the 1934 Act, any contrary requirements of Rule 16b-3 under the 1934 Act, or any successor rule, shall prevail over the provisions of this Section.

     Awards granted pursuant to the Plan may be exercisable pursuant to a vesting schedule as determined by the Committee. The Committee may, in its sole discretion, accelerate or extend the time at which any Stock Option may be exercised in whole or in part, or the vesting of any Stock Award, provided, however, that with respect to an Incentive Stock Option, it must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option. The Committee may also, in its sole discretion, extend the time period within which a stock option must be exercised before it expires. Notwithstanding the above, in the event of Retirement (as herein defined), death or Disability, all awards shall immediately vest. "Retirement" means retirement as the normal retirement date as set forth in the Bank's pension plan or as determined by the Board of Directors in the event there is no such plan. "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the

<PGAE>

Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of paid employee's lifetime.

     12. AWARD AGREEMENTS. Awards under the Plan shall be evidenced by an agreement as shall be approved by the Committee that sets forth the terms, conditions and limitations to an award and the provisions applicable in the event the participant's employment terminates, provided however, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant. However, if any key employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the date of grant.

     In addition, to the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its affiliates) shall not exceed $100,000. In the event the amount exercisable shall exceed $100,000, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

     13. ACCELERATED OWNERSHIP STOCK OPTION RIGHTS. The Committee may grant the right to receive an Accelerated Ownership Option simultaneously with, or subsequent to, the grant of any stock option, with respect to all or some of the shares covered by such stock option. In the event an Accelerated Ownership Option Right has been granted, upon the exercise of the related Stock Option, the participant will be granted an Accelerated Ownership Stock Option (which may be an Incentive or Non-Incentive Stock Option) to purchase a number of shares of Common Stock equal to the sum of the number of whole shares of Common Stock used by the participant in payment of the purchase price of the Stock Option. The exercise price of the Accelerated Ownership Option shall be the Fair Market Value of the Common Stock on the date of grant of the Accelerated Ownership Option. The term during which the Accelerated Ownership Option may be exercised (and the other terms and conditions) shall be determined by the Committee, but in no event shall an Accelerated Ownership Option be exercisable in whole or in part before the expiration of six months from the date of the grant of the Accelerated Ownership Option.

     14. PLAN AMENDMENT. The Board or the Committee may modify or amend the Plan as it deems necessary or appropriate or modify or amend an award received by key employees and/or outside directors. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of the holders thereof.

     15. TAX WITHHOLDING. The Company may deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

     16.  OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS.
Unless otherwise determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

     17. UNFUNDED PLAN. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

     18. FUTURE RIGHTS. No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company.

     19. GENERAL RESTRICTION. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any sate or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the grant or settlement thereof, such award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     20. GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

     21. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the guardian or estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

     22. RIGHTS AS A SHAREHOLDER. A participant shall have no rights as a shareholder with respect to awards under the Plan until he or she becomes the holder of record of shares granted under the Plan.

     23. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan, the following shall apply to all outstanding awards granted under the Plan:

     (a) Definitions.    The following definitions shall apply to
this Section:

"Change in Control" of the Bank or the Company means a Change in Control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act, as administered by the Federal Reserve Board, as in effect on the effective date of this Plan. In addition to the above, a Change in Control shall be deemed to have occurred at such time and payments and benefits under this Section shall be made as (iii) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (iv) individuals who constituted the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same nominating board serving under an Incumbent Board, shall be, for purposes of this clause (iv), considered as though he were a member of the Incumbent Board; or (v) a merger, consolidation or sale of all or substantially all the assets of the Bank or the Company in which the Bank or Company is not the surviving institution occurs; or (vi) a proxy statement, whether or not supported by management or the Board of Directors, soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or reorganization are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (vii) a tender offer is made for 25% or more of the voting securities of the Bank or the Company. Notwithstanding the above, the Board of Directors shall have the right to determine that a Change in Control has occurred.

     (b)  Acceleration of Vesting and Payment of SARs, Stock
Awards, and Dividends and Dividend Equivalents.

          (1) Upon the occurrence of an event constituting a Change in Control, all SARs, stock awards, stock options, dividends and dividend equivalents or any other award granted pursuant to this Plan outstanding on such date shall become 100% vested. All awards other than options shall be distributed as soon as may be practicable. Upon such distribution, such awards shall be cancelled.

          (2) Upon the occurrence of an event constituting a Change in Control involving an exchange of stock, all stock options shall become options to purchase the exchanged stock at the applicable exchange ratio (with no change in the aggregate exercise price).

     24. COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or actions of the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee administrators.

     25. TERMINATION OF EMPLOYMENT. Upon the termination of an employee's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the employee's Stock Options shall be exercisable, and awards shall vest, only as to those shares that were immediately purchasable by, or vested in, such employee at the date of termination, and options may be exercised only for a period of three months following termination. In the event of termination of employment for cause (as defined herein) all rights and awards granted to an employee under the Plan not exercised or vested shall expire upon termination of employee.

     "Termination for Cause" means the termination upon an intentional failure to perform stated duties, or a breach of a fiduciary duty involving personal dishonesty, or a willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or a final cease-and-desist order
-- any of which results in material loss to the Company or one of its affiliates.

No option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of his Retirement or termination of employment following a Change in Control; and provided further, that no option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than one year following termination of employment due to death or Disability and provided further, in order to obtain Incentive Stock Option treatment for options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three (3) months of termination of employment. Upon the termination of an employee's service for reason of Disability, Retirement, Change in Control or death, the employee's Stock Options shall be exercisable, and Stock Awards shall vest, as to all shares subject to an outstanding award, whether or not otherwise immediately purchasable by, or vested in, such employee at the date of termination and options may be exercised for a period of one year following termination. In no event shall the exercise period extend beyond the expiration of the Stock Option term.

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     Upon the termination of a director's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the director's Stock Options shall be exercisable, and Stock Awards shall vest, only as to those shares that were immediately purchasable by, or vested in, such director at the date of termination, and options may be exercised for a period of one year following termination of service. In the event of termination of service for cause (as defined above) all rights and awards granted to the director under the Plan not exercised by or vested in such director shall expire upon termination of service. Upon the termination of a director's service for reason of Disability, Retirement, Change in Control or death, Stock Options shall be exercisable, and Stock Awards shall vest, as to all shares subject to an outstanding award, whether or not otherwise immediately purchasable by, or vested in, such director at the date of termination and options may be exercised for a period of one year following termination.

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